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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
 December 10, 2001

rStar Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-27029	91-1836242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Executive Parkway #150, San Ramon, California		94583
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (925) 543-0300

(Former name or former address, if changed since last report)

Item 5. Other Events.

    On December 10, 2001, rStar Corporation, (the "Company") was informed by The Nasdaq Stock Market, Inc., that a determination had been made on the matters considered at the August 9, 2001 oral hearing before a Nasdaq Listing Qualifications Panel ("Panel"). Previously, The Nasdaq National Market, Inc. had informed the Company that it had failed to maintain a minimum bid price in accordance with Nasdaq Marketplace Rule 4450(a)(5), that it failed to satisfy the net tangible assets requirements in accordance with Nasdaq Marketplace Rules 4450(a)(3) and 4450(b)(1), and that it violated Nasdaq's shareholder approval requirements, as set forth in Nasdaq Marketplace Rules 4350(i)(1)(C)(i) and/or 4350(i)(1)(C)(ii).

    The Panel determined not to delist the Company from The Nasdaq National Market and to close its hearing file. In its written decision on all of the above-matters, the Panel acknowledged that (i) the Company has regained compliance with the net tangible assets/shareholders' equity requirement, (ii) the Nasdaq had temporarily waived the minimum bid price requirement and (iii) that the issues related to stockholder approval do not warrant delisting of the Company's securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) and (b): Not Applicable

    (c) Exhibits: None

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation
By:	/s/ Lance Mortensen Lance Mortensen President and Chief Executive Officer

Date: December 17, 2001

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES